                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our reports dated March 8, 1996, on our audits of the financial statements and financial statement schedules of Wyndham Hotel Corporation. We also consent to the reference to our Firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 20, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 27, 1996, on our audits of the financial statements of Garden Hotel Associates LP. We also consent to the reference to our Firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 20, 1996